SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2010

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2010, Left Behind Games, Inc., a Washington corporation (“LFBG” or the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with DP Acquisition, Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Digital Praise, Inc., a California corporation (“Digital Praise”). Pursuant to the Agreement, Merger Sub will merge into Digital Praise with Digital Praise being the surviving corporation (the “Merger”). The consummation of the Merger is subject to the completion and satisfaction of the terms and conditions of the Agreement. Upon the consummation of the Merger, the Company will acquire 100% of Digital Praise.

In connection with the Merger, LFBG will:

1.

Pay an aggregate of $210,000 to the existing Digital Praise shareholders on a pro rata basis (based on the number of shares of Common Stock held by Digital Praise Shareholders immediately prior to the Merger);

2.

Issue the number of shares of LFBG Common Stock equal to the quotient determined by dividing (i) $2,250,000, by (ii) the Average Closing Price to the Digital Praise Shareholders on a pro rata basis (based on the number of shares of Digital Praise Common Stock held by such Digital Praise Shareholders immediately prior to the Merger). "Average Closing Price" shall mean the average closing price of the Company’s Common Stock on the OTC Bulletin Board for the 30 days immediately prior to the closing date as reported on www.otcbb.com, provided, however, that the Average Closing Price shall not be less than $0.00672 nor greater than $0.01008.

3.

Issue to the Digital Praise Shareholders an aggregate of 80,000,000 shares of LFBG Common Stock (the “Merger Shares”) on a pro rata basis (based on the number of shares of Digital Praise Common Stock held by such Digital Praise Shareholders immediately prior to the Merger), plus, if the Company issues any of its equity securities or securities or other rights exercisable for or convertible into equity securities (whether such securities may be exercised or converted prior to, at, or following the closing of the Merger) between the date of the Agreement is signed and the closing date of the Merger, an additional number of shares of the Company’s Common stock that is necessary to cause the total number of the Merger Shares to equal the percentage of the number of issued  and outstanding shares of the Company’s Common Stock on a fully-diluted basis (assuming  conversion and exercise of all securities convertible into, or exercisable for, directly or indirectly, shares of the Company’s Common Stock) that the number of Merger Shares would have equaled if the Company had not issued any shares of capital stock during such period.

4.

Enter into specific three-year employment agreements with each of Thomas M. Bean, William R. Bean and Peter Fokos, which employment agreements shall provide for each of Thomas M. Bean, William R. Bean and Peter Fokos to receive an option to purchase 30,000,000 shares of LFBG Common Stock, a signing bonus of $30,000, an annual base salary of $125,000, and performance-bases bonuses of up to $225,000 annually based on performance milestones.

5.

Enter into a Noncompete Agreement with each of Thomas M. Bean, William R. Bean and Peter Fokos and as specified in the Agreement.

6.

Issue to Lennox Hill Partners the number of shares of LFBG Common Stock sufficient to cause Lennox Hill Partners to own 4.99% of the issued and outstanding shares of LFBG Common Stock upon the consummation of the Merger.

7.

Agree to issue shares of LFBG Common Stock in exchange for the cancellation of certain Company indebtedness as specified in the Agreement.

The Company will issue the aforementioned shares of the Company’s Common Stock upon reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the stock issuances will not involve a public offering of securities.  There are only seven Digital Praise Shareholders, three of whom will be directors and officers of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.:	Description:
10.1	Agreement and Plan of Merger, dated February 22, 2010, by and among Left Behind Games, Inc., DP Acquisition, Inc., Digital Praise, Inc. and Patricia K. Mattes, as Shareholders’ Agent
10.2	Form of Employment Agreement with Thomas M. Bean
10.3	Form of Employment Agreement with William Bean
10.4	Form of Employment Agreement with Peter Fokos
10.5	Form of Non-Compete Agreement
10.6	Form of Voting Agreement
10.7	Form of Registration Rights Agreement
10.8	Note Purchase Agreement, dated February 22, 2010, between Digital Praise, Inc. and Left Behind Games, Inc.
10.9	Form of Lock-Up Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: February 26, 2010	By:	/s/ TROY A. LYNDON
	Name:	Troy A. Lyndon
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board

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